Exhibit 10.1

ATLAS PIPELINE PARTNERS, L.P.

10,000 CLASS B PREFERRED UNITS

Class B Preferred Unit Purchase Agreement

December 30, 2008

Atlas Pipeline Holdings, L.P.

Westpointe Corporate Center One

1550 Coraopolis Heights Road

Moon Township, PA 15108

Sirs:

Atlas Pipeline Partners, L.P., a Delaware limited partnership (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Atlas Pipeline Holdings, L.P. (“Investor”), 10,000 12% Cumulative Convertible Class B Preferred Units representing limited partnership interests in the Company (the “Preferred Units”).

This is to confirm the agreement between the Company and Investor concerning the purchase of the Preferred Units from the Company by Investor.

1. Representations, Warranties and Agreements.

(a) The Company represents and warrants to, and agrees with, Investor that:

(i)	The Company has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Partnership Act (the “Delaware Act”) with full power and authority to enter into and perform its obligations under this Agreement.

(ii)	The Company has all requisite power and authority to issue, sell and deliver the Preferred Units in accordance with and upon the terms and conditions set forth in this Agreement and the LP Agreement.

(iii)	As of the Closing Date (as defined in Section 3), the Preferred Units will be duly authorized by the Company’s Second Amended and Restated Agreement of Limited Partnership, as amended (the “LP Agreement”) and, when issued and delivered to the Investor against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and non-assessable.

(iv)	This Agreement has been duly executed and delivered by the Company.

(b) Investor represents and warrants to, and agrees with, the Company that:

(i)	Investor is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Preferred Units are being, and the Option Units (as defined below) will be, acquired for its own account, for investment and with no intention of distributing or reselling such Preferred Units or any portion thereof or interest therein, or the Common Units issuable upon conversion of the Preferred Units (the “Conversion Units”) in any transaction which would be a violation of the securities laws of the United States of America or any state or foreign country or jurisdiction.

(ii)	Investor acknowledges and agrees that it has been provided, to its full satisfaction, with the opportunity to ask questions concerning the terms and conditions of an investment in the Company and has knowingly and voluntarily elected instead to rely solely on its own investigation.

(iii)	Investor acknowledges and agrees that the Investor must bear the economic risk of this investment indefinitely, that the Preferred Units, the Option Units and the Conversion Units may not be sold or transferred or offered for sale or transfer by it without registration under the Securities Act and any applicable state securities or Blue Sky laws or the availability of exemptions therefrom.

(iv)	Investor has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Preferred Units, the Option Units and Conversion Units, and has so evaluated the merits and risks of such investment. Investor is able to bear the economic risk of an investment in the Preferred Units, the Option Units and Conversion Units and, at the present time and in the foreseeable future, is able to afford a complete loss of such investment.

(v)	Investor understands that the Preferred Units, the Option Units and Conversion Units are being offered and sold to Investor in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings, which are true, correct and complete, of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of Investor to acquire the Preferred Units and Conversion Units.

(vi)	Investor has all requisite power and authority to purchase the Preferred Units and Option Units, in accordance with and upon the terms and conditions set forth in this Agreement.

(vii)	This Agreement has been duly executed and delivered by Investor.

(viii)	Investor understands that each certificate representing Preferred Units or Option Units and any certificate representing Conversion Units prior to such Conversion Units being registered under the Securities Act for resale or available for resale under Rule 144(b) under the Securities Act, shall be stamped or otherwise imprinted with a legend in substantially the following form:

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AFTER RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

2. Purchase and Sale. Subject to the terms and conditions herein set forth, the Company agrees to sell to Investor, and Investor hereby agrees to purchase from the Company, 10,000 Preferred Units at a purchase price of $1,000 per Preferred Unit.

3. The Option.

(a) From the date hereof until March 30, 2009, Investor shall have an option (the “Option”) to purchase, subject to the terms and conditions of this Agreement, up to an additional 10,000 of Preferred Units (the “Option Units”) at a purchase price of $1,000 per Option Unit. The Option shall be exercised by written notice of Investor to the Company (the “Option Notice”) specifying the number of Option Units for which the Option is being exercised.

(b) The purchase and sale of the Option Units shall take place at a closing (the “Option Closing”) on the tenth trading day following the date of the Option Notice (the “Option Closing Date”).

(c) On the Option Closing Date, the Company shall deliver to Investor or its designee certificates for the Option Units purchased by it, issued in the name of Investor or its designee and Investor or its designee shall deliver the Option Unit purchase price by wire transfer of immediately available funds to an account designated in writing the Company. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Option Closing. Subject to the payment of the Option Unit purchase price in accordance with this Agreement, the applicable Option Units will be fully paid as of the Option Closing Date.

5. Delivery and Payment for the Preferred Units. Delivery of and payment for the Preferred Units shall be made at 6 p.m., New York City time, on December 30, 2008 (such date and time of delivery and payment for the Preferred Units being herein called the “Closing Date”). Delivery of the Preferred Units shall be made to Investor against payment by Investor of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.

6. Condition of Investor’s Obligations. The obligations of Investor hereunder, as to the Preferred Units, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Closing Date, true and correct and that the Company shall have performed all of its obligations hereunder theretofore to be performed.

7. Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any Assignee (as defined below). The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of Investor, including by merger or consolidation. Investor may assign some or all of its rights hereunder to any assignee to the extent such assignee signs a counterpart signature page to this Agreement or a joinder agreement. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

8. Sole Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and Investor, with respect to the subject matter hereof.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

10. Execution in Counterpart. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

Upon the acceptance hereof by Investor, this letter and such acceptance hereof shall constitute a binding agreement between Investor and the Company.

Very truly yours,

ATLAS PIPELINE PARTNERS, L.P.

By: Atlas Pipeline Partners GP, LLC,
Its general partner

By:
Name:
Title:

Accepted as of the date hereof:

ATLAS PIPELINE HOLDINGS, L.P.

By: Atlas Pipeline Holdings GP, LLC
Its general partner

By:
Name:
Title:

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